                             SHAREHOLDERS AGREEMENT

                                    BETWEEN

                               MITSUI & CO., LTD.

                          MITSUI & CO. (U.S.A.), INC.

                                      AND

                                 H POWER CORP.





                             DATED AUGUST 6TH, 2001




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                             SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (hereinafter called the "Agreement") made and entered into this 6th day of August, 2001 (hereinafter called the "Effective Date"), by and between MITSUI & CO., LTD., a company organized and existing under the laws of Japan, having its principal place of business at 2-1, Ohtemachi 1-chome, Chiyoda-ku, Tokyo, Japan (hereinafter called "Mitsui Japan"), MITSUI & CO. (U.S.A.), INC., a company organized and existing under the laws of State of New York, having its principal office at Met Life Building, 200 Park Avenue, New York, NY, 10166-0130 (hereinafter called "Mitsui USA", Mitsui Japan and Mitsui USA shall be hereinafter collectively called "Mitsui") and H Power Corp. (hereinafter called "HP"), a company organized and existing under the laws of State of Delaware, having its principal office at 1373 Broad Street, Clifton, NJ 07013.

                                  WITNESSETH:

     WHEREAS, HP is engaged in the manufacture and sale of proton exchange membrance fuel cell products and integrated systems, as more fully described in Exhibit A attached hereto (hereinafter called "Products");

     WHEREAS, Mitsui has promoted and distributed the Products manufactured by HP to customers in Japan, in accordance with the distribution agreement made and entered into between HP and Mitsui on May 12, 2000 with respect to the sale and distribution of the Products in Japan; and

     WHEREAS, HP and Mitsui (hereinafter individually called a "Party" and, collectively, the "Parties") desire to incorporate a new company in Japan the purpose of which wil be to conduct a feasibility study for selling and distributing the Products in Japan and, if both parties are in agreement, in countries other than Japan;

     NOW, THEREFORE, in consideration of the undertakings of the Parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound hereby, agrees as follows:


ARTICLE 1  INCORPORATION OF THE COMPANY

1.01 The Parties shall, as soon as practicable after the execution of this Agreement, incorporate, or cause to be incorporated, in Japan a private company limited by share (Kabushiki Kaisha) to be named H Power Japan (hereinafter called the "Company") under the laws of Japan.

1.02 The registered office of the Company shall be located at 2-1 Ohtemachi, 1-chome, Chiyoda-ku, Tokyo, Japan, within the building of Mitsui's headquarters.

1.03 The initial purpose of the Company shall be to conduct a feasibility study (hereinafter called the "F/S") for the sale and distribution of the Products by the Company in Japan and any other countries as mutually agreed upon between the Parties (hereinafter called the "Territory")

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1.04       Mitsui will provide general overhead and administrative services to the extent practical. Any outside services or out of pocket expenses will be paid by the Company. The costs for such outside services shall be pre-approved by both HP and Mitsui prior to contracting for such services.

1.05 Mitsui agrees to provide a detailed operating budget for the Company to be reviewed and approved by HP and Mitsui prior to the expenditure of any funds by the Company. Any costs and expenses over and above the approved budgeted items must be reviewed and approved in advance by HP and Mitsui.

1.06 The Company shall keep accurate, full and complete accounts showing its assets and liabilities, operations, transactions and financial condition.


ARTICLE 2  F/S

2.01 The Parties shall cause the Company to conduct the F/S for a period of nine (9) months immediately following the legal formation and establishment of the Company, subject to earlier termination or later extension as mutually agreed by the Parties (hereinafter called the "F/S Period").

2.02 During the F/S Period, the Parties shall cause the Company to perform the following work in furtherance, and as a part of, the F/S:

           (i) studying marketing strategy for the sale and distribution of the Products;

           (ii) studying the business plans, including, but not limited to, potential market volume of the Products in the Territory, marketing time schedule, sales volume of the Products, etc, and necessary customizing items of the Products for the sale and distribution of the Products;

           (iii) developing an operating plan for the sale and distribution of the Products;

           (iv) reporting to the Parties the results of work performed by the Company during the F/S Period;

           (v) discussing with the related Japanese governmental sectors and collecting information on deregulation and various rules and regulations which may affect the marketing of the Products in the Territory;

           (vi) studying branding opportunities, including the use of the HP brand in the Territory; and

           (vii) performing such other studies and work as mutually agreed to by the Parties from time to time.

2.03 The Parties shall cause the Company to report the results of the F/S (hereinafter called the "Final Report") to the Parties at the end of the F/S Period, or such earlier date as selected by the Board of Directors of the Company (hereinafter called the "Board").

2.04 In no event shall the intellectual property, or any other confidential information of the Company be shared with, or transferred to, any other party without the prior written consent of the other Party. In addition thereto, Mitsui shall not disclose, share or transfer any such intellectual property or any other confidential information of the


                                       2
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           Company to any other division of Mitsui that competes with, or is known to be planning to compete with, HP's fuel cell business.


ARTICLE 3  COMMENCEMENT OF DISTRIBUTION

3.01 Within ninety (90) days after the receipt of the Final Report, each Party shall advise the other Party and the Company, in writing, of its decision (which each Party shall be entitled to make in its sole and absolute discretion) with respect to the issue of whether the Company should or should not commence to sell and distribute the Products following the F/S Period (hereinafter called the "Commencement Notice").

3.02 If both Parties agree that the Company should commence to sell and distribute the Products following the F/S Period, the Parties shall, within a period of sixty (60) days (unless mutually extended) immediately following the date of the second Party's Commencement Notice, negotiate, reasonably and in good faith, the terms and conditions of and enter into a new shareholders agreement which will supercede this Agreement and will govern in all respects the capitalization, rights and preferences of stock, including but not limited to voting, dividend, liquidation and registration, capital contributions, corporate governance and operations and management of the Company and the relationship of the Parties after the commencement of sale and distribution of the Products (hereinafter called the "New Shareholders Agreement"); provided, however, that neither Party shall have any obligation to enter into such New Shareholders Agreement or any other agreement(s) with respect to such matters.

3.03 If neither Party wants to proceed with the Company's commencement of the sale and distribution of the Products following the F/S Period, or if the Parties fail to enter into the New Shareholders Agreement within sixty (60) days (unless mutually extended) pursuant to Article
           3.02 hereof, then the Parties shall immediately take all necessary actions to cause the prompt dissolution and winding up of the Company. For the purpose of Article 3, a Party shall be deemed not to want to proceed with the Company's commencement of the sale and distribution of the Products if such Party fails to send the Commencement Notice in accordance with the provisions of Article 3.01.

3.04 If one Party wants to proceed with the commencement of the sale and distribution of the Products (hereinafter called the "In Favor Party") and the other Party does not want to proceed with such commencement of the sale and distribution of the Products (hereinafter called the "Opposing Party"), the Opposing Party shall sell to the In Favor Party, and the In Favor Party shall purchase, all (but not less than all) of the Shares owned by the Opposing Party at the FMV (as defined below) per share determined as of the last day of the F/S Period (but, in no event, less than one Japanese Yen). If the In Favor Party is Mitsui, Mitsui shall not use "H Power" or any name substantially similar to it as part of the Company's name after its purchase of the Shares owned by HP pursuant to this Article 3.04. "FMV" means the fair market value of the Shares per share as determined initially by mutual agreement of the Parties. If the Parties are unable to determine such FMV within sixty (60) days after the date of the second Party's Commencement Notice or the expiration of the term as provided in Article 3.01 if one Party fails to send the Commencement Notice, the Parties shall cause the Company to be dissolved and wound up.

3.05 Upon any dissolution and winding up of the Company, the Parties agree that HP shall own the name H Power Japan. The F/S, including market data information, and operating plan, shall be jointly owned by both Parties. In the event of such winding up, all such jointly owned intellectual property shall not be disclosed, shared or transferred to any other party or used for any other purpose, without the prior written consent of both Parties. After such winding up, Mitsui shall not disclose, share or transfer any such jointly owned intellectual property to any other division of Mitsui that competes with, or is known to be planning to compete with, HP's fuel cell business. Both HP and Communication Systems & Cables Division of Mitsui Japan and Communications, Transportation & Industrial Project Department of Mitsui USA agree not to handle any competitive product with the Product in the Territory for a period of one year after the winding up of the Company. All intellectual property developed by HP or within the Company relating to the Product shall solely belong to HP, unless otherwise mutually agreed to in writing by both Parties.


ARTICLE 4  CAPITAL OF THE COMPANY

The issued capital at the time of incorporation of the Company shall be Twenty Million Japanese Yen ((Yen)20,000,000) represented by four hundred (400) shares of common stock with par value per share of fifty thousand Japanese Yen ((Yen)50,000) (hereinafter each called a "Share" and collectively called the "Shares").


ARTICLE 5  SUBSCRIPTION FOR SHARES; PAYMENT FOR SHARES

5.01 The Parties shall subscribe for Shares, at par per share, to be issued at the time of incorporation of the Company as follows:

           (i)   HP           200 Shares
           (ii)  Mitsui       200 Shares
           -----------------------------
                 Total        400 Shares

5.02 The Parties shall, upon allotment, pay for all Shares subscribed for in cash in full at the time of subscription pursuant to Article 5.01 hereof.

5.03 Any additional capital shall be contributed and Shares subscribed for as mutually agreed between the Parties so long as the percentage of Shares owned by each Party remains equal.


ARTICLE 6  ARTICLES OF INCORPORATION

The Company shall be managed under the provisions of this Agreement, the Articles of Incorporation (Teikan) and the applicable laws and regulations of Japan.



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ARTICLE 7  BOARD OF DIRECTORS; BOARD MEETINGS; OFFICERS

7.01 The Board shall be composed of four (4) directors (hereinafter called the "Directors"), of which two (2) shall be designated by HP, and two
           (2) shall be designated by Mitsui. Each Party shall notify the other Party of the name(s), address(es) and personal history(ies) of the persons designated by each Party to serve as Director within ten (10) days of the date of this Agreement and not less than thirty (30) days prior to the date of the general shareholders' meeting at which the election of Directors shall be acted upon. If any Directors designated by the Parties ceases to serve as a Director for any reason, such designator shall have the right to immediately designate a replacement for such Director. In addition, the designator may remove its designated Director and appoint a replacement Director at any time and from time to time, in its sole discretion and the other Party shall cast its votes for such appointment at the general shareholders' meeting of the Company. Each Party shall cause the Directors designated by it hereunder to vote and otherwise act pursuant to the provisions set forth herein.

7.02 The quorum necessary for the transaction of the business of the Board at a duly convened meeting of the Board (hereinafter called the "Board Meeting") shall at all times be four (4) Directors.

7.03 Any action taken by the Board at a duly convened Board Meeting shall require approval of all the Directors present in person or by any other means permissible under the Japanese law at such Board Meeting.

7.04 Mitsui shall be entitled to designate one of its two (2) Directors as the Company's representative director (hereinafter called the "Representative Director"). The Representative Director shall be the President of the Company and shall serve as chairman of the general shareholders' meeting of the Company. One of the Directors designated by HP shall serve as chairman of the Board Meeting. At least one of the HP Directors will be responsible for the review of the financial operations of the Company.

7.05 A regular Board Meeting shall be held quarterly upon proper advance notice to the Directors. The initial Board Meeting shall take place within two (2) months of the Effective Date hereof. Extraordinary Board Meetings shall be convened by the Chairman upon ten (10) days advance written notice from a Director appointed by any Party. Notwithstanding the above, in case of emergency, such period for such notice shall be shortened with the consent of all Directors. The meeting place of the Board of Directors shall rotate between Japan and the United States.

7.06 Officers of the Company shall be elected by the Board to serve at the pleasure of the Board.


ARTICLE 8  STATUTORY AUDITOR

The Company shall have one (1) statutory auditor, who shall be designated in writing by the mutual agreement of the Parties.

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ARTICLE 9  PRIOR APPROVAL OF PARTIES

The Company shall not be allowed to engage in any business other than the F/S unless otherwise specifically agreed to in writing by the Parties. The following matters shall require the prior written consent of both Parties:

        (i)     any amendment to the Articles of Incorporation of the Company;

        (ii) any increase in or reduction of the authorized, issued or paid-up capital of the Company;

        (iii) making any loan by the Company, incurring any indebtedness by the Company or guaranteeing payment of any loan to any third party by the Company;

        (iv) approving any profit and loss statement or balance sheet of the Company and declaring and distributing any dividend by the Company;

        (v) the sale, lease, assignment, transfer or other conveyance of all or substantially all the assets of the Company or the consolidation or merger involving the Company or the acquisition of any assets or equity interests of any third party;

        (vi) the liquidation, dissolution or winding-up of the Company except as provided in Article 3;

        (vii)   the appointment or termination of the Company's auditor;

        (viii) the increase in the authorized number of members of the Company's Board;

        (ix) approving the annual budget, capital expenditure budget, strategic plan and any amendments thereto, or expending any amounts not set forth in the budgets approved in accordance with the preceding clause;

        (x)     a material change in the purpose or business of the Company;

        (xi)    transactions with any officer, director or shareholder;

        (xii)   any transaction not in the ordinary course of business; and

        (xiii) any other matter not specified hereinabove that materially affects or could materially affect the Company or any Party's interest in the Company.


ARTICLE 10 UNDERTAKINGS OF THE PARTIES:

10.01 For the implementation of the F/S, Mitsui shall provide the following support services to the Company:

        (i) general overhead and administrative services to the extent practical;

        (ii) providing the Company with non-confidential information and advice regarding the Japanese governmental rules and regulations, expected deregulation schedule of the same, and similar industry in Japan;

        (iii) collecting various data of the potential market of the Products, such as the number of potential customers,

        (iv) assistance to the Company in establishing relationships with Japanese potential customers and suppliers relating to the Products in which Mitsui already has good business relations;

        (v) providing cost references of various services and facilities in Japan so that the Company can conduct the F/S; and

        (vi) assistance to HP in understanding Japanese business customs and practices.

10.02 For the implementation of the F/S, HP shall provide the following support services to the Company:

        (i) providing technical and operational advice which shall be subject to confidentiality agreements.

        (ii) providing pricing issue of the Products including future pricing targets with reasonable research and investigation; and

        (iii) providing the Company with information and advice regarding the Products, and similar industry matters in the United States, which shall all be subject to confidentiality agreements.

10.03 All the costs and expenses incurred by each Party for providing the above support services to the Company shall be borne and paid by each Party.


ARTICLE 11 NO LOANS

All costs, expenses, fees and other charges incurred by the Company, except as stated herein contained, shall be disbursed from the Company's paid in capital. In no event shall the Company borrow any funds or accept any debt financing for the conduct of its business without the mutual consent of the Parties. If the Company expends all of its funds before completing the F/S, the Parties (unless they otherwise agree) shall immediately cause the Company to cease operations and promptly prepare the Final Report.


ARTICLE 12 RESTRICTIONS ON TRANSFER OF SHARES

Notwithstanding anything herein to the contrary, neither Party shall sell, exchange, assign or otherwise transfer or dispose of, directly or indirectly, any or all its Shares or any interest therein to any third party or related parties without the prior written consent of the other Party. Notwithstanding the foregoing for tax, or other reorganizational reasons, HP may assign and transfer all, but not less than all, of its Shares to any of HP's affiliates under HP's responsibilities together with this Agreement pursuant to Article
15.07 of this Agreement, provided that HP shall remain, together with such affiliate, jointly and severally liable for any and all the obligations under this Agreement.


ARTICLE 13 TERM

This Agreement shall become effective on the Effective Date hereof and continue in full force and effect until the earliest of:

        (i)     the execution of the New Shareholders Agreement by the Parties,

        (ii) the completion of the Share transfer to the other Party in accordance with Article 3.04 hereof or to a third party in accordance with Article 12 hereof, or

        (iii)   the dissolution and winding up of the Company in accordance with
                Article 3 or Article 9 of this Agreement.

ARTICLE 14 EVENT OF DEFAULT

14.01    In the event that:

         (i) a Party fails to perform its material obligations hereunder, or breaches any of its material obligations contained herein and fails to cure such breach within thirty (30) days following delivery to such a Party of a written notice of the failure or breach; or

         (ii) a Party becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors, or if a receiver is appointed, or if either Party commits any other act indicating insolvency (the events described in (i) and (ii) are called herein a "Breach(es)," the Party described in (i) above or this (ii) is called the "Breaching Party" and the other Party not described in (i) above or this (ii) is called the "Non-Breaching Party"), then the Non-Breaching Party may, without prejudice to any other rights and remedies available or given at law or hereunder, (i) acquire from the Breaching Party all or any part of the Shares of such Breaching Party or (ii) sell to the Breaching Party all or any part of the Shares held by the Non-Breaching Party, at a price calculated based on the net asset value of the Company (the amount by which the aggregate of assets of the Company exceeds the aggregate of the liabilities) on the most recent balance sheet of the Company, provided the price of the Shares shall be no less than one Japanese Yen. However in no event shall any intellectual property rights, including those set forth in Article 3.05, with respect to the Products be transferred to Mitsui.

14.02 The Parties agree to take all necessary actions to cause the prompt dissolution and winding-up of the Company if the Breaching Party fails to sell to or purchase from the Non-Breaching Party the Shares within a reasonable period pursuant thereto.

14.03 Each of Mitsui Japan and Mitsui USA shall be jointly and severally responsible for any and all obligations of Mitsui set forth hereunder.

ARTICLE 15 GENERAL

15.01 The failure of one Party at any time to require performance by the other Party of any provision hereof, shall in no way affect such Party's right to require full performance thereof at any time thereafter, nor shall the waiver by one Party of a breach of any provision hereof, be taken or held to be a waiver by such Party of any succeeding breach of such provision or as a waiver of the provision itself.

15.02 be in writing and delivered personally, or sent by prepaid registered post or sent fax (with electronic confirmation of delivery), by an internationally recognized courier or overnight delivery service to the Party concerned or the Company at its address or fax number set forth below, or such other address or fax number as any Party concerned and the Company shall have provided to the Company and all of the other Parties (as the case may be) in the manner described in this Article
         15.02. The initial addresses and facsimile numbers of the Parties and the Company are set forth below:

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                  Mitsui Japan:     Fax: +81-3-3285-9392
                  Airmail:          Mitsui & Co., Ltd.
                                    TKMLD section
                                    1-2-1, Otemachi, Chiyoda-ku
                                    Tokyo 100-0004

                  Mitsui USA:       Fax: 212-878-4397
                  Airmail:          Mitsui & Co. (U.S.A.), Inc.
                                    NYCMN section
                                    200 Park Avenue
                                    New York, NY 10166-0130

                  HP:               Fax: 973-249-5450
                  Airmail:          H Power Corp.
                                    1373 Broad St.
                                    Clifton, NJ 07013
                                    Attn: H. Frank Gibbard, CEO

                  Each Party hereto may, at any time, change its address, by giving notice in manner hereinabove provided.

15.03 This Agreement shall be governed by and construed in accordance with the laws of Japan.

15.04 Each Party agrees to act reasonably and in good faith to avoid disputes hereunder. In the event of an occurrence of a dispute, controversy or difference hereunder or alleged breach by a Party of its obligations hereunder (hereinafter called the "Dispute"), the Parties shall submit their Dispute for binding resolution by arbitration in accordance with the rules of conciliation and arbitration of the International Chamber of Commerce. The arbitration shall be held in Hawaii. The award of the arbitrator(s) shall be final, binding on and nonappealable by Parties, and judgment on such award may be entered in any court or tribunal having jurisdiction thereof.

15.05 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior communications, understandings and agreements relating thereto except as otherwise provided herein. For the avoidance of doubt, the execution of this Agreement shall not affect any terms and conditions of the Distribution Agreement.

15.06 No amendment to, modification or change of this Agreement shall become effective unless such amendment, modification or change is confirmed in writing and executed by both Parties.

15.07 This Agreement shall bind and inure to the benefit of each Party and its respective successors and assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party. Notwithstanding the foregoing for tax, other reorganizational reasons, HP may assign this Agreement at any time to any of its affiliates under HP's responsibilities upon written notice to Mitsui, provided that HP shall remain, together with such affiliate, jointly and severally liable for any and all the obligations under this Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Dates.


                                          MITSUI & CO, LTD.


                                          By: /s/ Mitsuhiro Nakatani
                                              ---------------------------------
                                              Name:       Mitsuhiro Nakatani
                                              Title:      General Manager
                                                          Communication Systems
                                                          & Cables Division


                                          MITSUI & CO.(U.S.A.), Inc.

                                          By: /s/ Tetsu Ikeda
                                              ---------------------------------
                                              Name:       Tetsu Ikeda
                                              Title:      General Manager
                                                          Communications,
                                                          Transportation &
                                                          Industrial Project
                                                          Dept.


                                          H Power Corp.

                                          By: /s/ H. Frank Gibbard
                                              ----------------------------------
                                              Name:       H. Frank Gibbard
                                              Title:      Chief Executive
                                                          Officer

                                    Exhibit A
                                    ---------

                                  - Products -

EduKit-------------------------------A teaching tool

PowerPem D35-------------------------Demonstration System

PowerPem SSG50-----------------------General Purpose System

PowerPem VMS50-----------------------Remote Power System

PowerPem PS250-----------------------Portable Power System

PowerPem PS500-----------------------Portable Power System

HCSP-250-----------------------------Hydride Charging Station

EPAC250 -----------------------------Stationary Backup Power System

EPAC500 -----------------------------Stationary Backup Power System

HPAC---------------------------------Multi-Kilowatt System

HPower Stack-------------------------Stack manufactured by HPower

High Pressure Reg--------------------High Pressure Regulator Kit